UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2007 (December 1, 2007)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 1, 2007, the Board of Directors of AVAX Technologies, Inc. appointed Dr. Francois R. Martelet Chief Executive Officer and President of AVAX. Dr. Martelet was named a director of the company effective July 20, 2007, and will continue to serve on the Board of Directors. In conjunction with that appointment, the company entered into an Employment Agreement with Dr. Martelet dated as of December 1, 2007.

Dr. Martelet replaces Richard P. Rainey as Chief Executive Officer and President of the company. Mr. Rainey has served as President of the company since December 2002, and was named Chief Executive Officer of the company effective May 24, 2007. Mr. Rainey has agreed to remain as Chief Financial Officer of the company through at least May 31, 2008. Mr. Rainey remains on the company’s Board of Directors.

Dr. Martelet’s Employment Agreement

Pursuant to the terms of Dr. Martelet’s employment agreement, he will serve as President and Chief Executive Officer of the company for a term commencing December 1, 2007, and ending on December 1, 2010. If Dr. Martelet’s employment is terminated for any reason, he will also be required to resign from his current position as member of the Board of Directors.

The terms of the employment agreement provide that Dr. Martelet will receive an annual base salary of $450,000, subject to yearly review for increase. Additionally, Dr. Martelet is entitled to participate in the company’s annual discretionary bonus program. Under the discretionary bonus program, Dr. Martelet is eligible to receive up to 50% of his then current base salary based on milestones to be mutually agreed on between the compensation committee and Dr. Martelet. Dr. Martelet is guaranteed a minimum bonus of 30% of the base salary for his first year of employment. Dr. Martelet is also eligible for cash performance bonuses upon attainment of certain pre-determined milestones based on market capitalization met within the first 42 months of employment.

In conjunction with Dr. Martelet’s initial employment, the Board of Directors awarded Dr. Martelet options to purchase common stock in an amount equal to 5% of the outstanding shares of common stock of the company (“Equity Grant A”). Dr. Martelet was awarded options to purchase 1,000,000 shares of common stock under the company’s 2006 Equity Incentive Plan and inducement stock options to purchase 6,130,288 shares of common stock outside of the 2006 Equity Incentive Plan. The options vest in four equal annual installments on each of the first four anniversaries of the effective date of the employment agreement, have an option exercise price per share of $0.09, and expire on December 1, 2014.

If at any time prior to December 1, 2008, the company’s valuation reaches or exceeds $75,000,000 (as calculated in accordance with the employment agreement) for a period of 30 consecutive days, the company shall grant to Dr. Martelet additional equity grants pursuant to the equity plan then in effect (“Equity Grant B”). Equity Grant B shall be issued as a combination of stock options and restricted stock units pursuant to the same terms and conditions as set forth above for the initial stock option grant, except that options will be granted at the fair market value of the common stock on the effective date of Equity Grant B. The amount of shares comprising Equity Grant B shall be determined using the following formula; provided however, that if it the formula calculates Equity Grant B to be equal to 0 or a negative number of shares, the number of shares to be issued as Equity Grant B shall be determined by the compensation committee of the Board: Equity Grant B = (0.035 x common outstanding shares) – 7,130,288 options under Equity Grant A. For purposes of this formula, common outstanding shares is defined as the number of shares of common stock outstanding as of the date of determination plus the number of shares of common stock as to which any shares of preferred stock are then convertible.

Dr. Martelet is also entitled to additional stock options and restricted stock grants at the sole discretion of the Board of Directors.

The employment agreement provides for the accelerated vesting of the options (both Equity Grant A and Equity Grant B) if there is a change in control of the company or he is terminated for certain reasons specified in the employment agreement.

Pursuant to the employment agreement, Dr. Martelet’s employment will terminate upon the occurrence of any of the following: (i) the expiration of the employment period, unless the company and Dr. Martelet agree to extend the term or otherwise continue Dr. Martelet’s employment on mutually agreeable terms, (ii) at the election of the company for cause, immediately upon written notice by the company to Dr. Martelet, which notice of termination shall have been approved by a majority of the Board, (iii) immediately upon death or disability, (iv) at the election of Dr. Martelet, for good reason, immediately upon written notice of not less than 60 days, (v) at the election of the company upon or within 12 months following a change in control, or at the election of Dr. Martelet for good reason upon or within 12 months following a change in control, immediately upon written notice of termination, or (vi) at the election of the company or Dr. Martelet, upon written notice of termination.

If the company elects to terminate Dr. Martelet’s employment, other than for cause, or within 60 days prior to the expiration of the employment agreement, the company and Dr. Martelet fail to agree to extend the employment agreement or otherwise reach a mutually acceptable agreement to continue Dr. Martelet’s employment, the company will pay to Dr. Martelet the salary in effect on the date of termination for a 20 month period following the date of termination, plus medical and dental benefits and any pro rata portion of any non-discretionary bonus.

If the company terminates Dr. Martelet’s employment for cause or Dr. Martelet elects to terminate employment, other than for good reason, no severance or benefits will be paid, and Dr. Martelet will be entitled only to receive payment of earned but unpaid salary, and accrued vacation, as of the date of termination.

If Dr. Martelet terminates employment for good reason, other than following a change in control, the company will pay Dr. Martelet’s then current salary for a 20 month period following the date of termination, plus medical and dental benefits and the pro rata portion of any non-discretionary bonus earned.

If the company terminates the employment relationship upon or following a change in control, or if Dr. Martelet terminates employment for good reason upon or following a change in control, the company will pay the then current annual salary in a lump sum amount, calculated at two times the annual salary, plus medical and dental care benefits and any pro rata portion of any non-discretionary bonus.

If, prior to the expiration of the employment period, Dr. Martelet’s employment is terminated by death or disability, the company will pay to Dr. Martelet, the then current base salary for a 20 month period in the case of death, and a six month period in the case of disability, following the date of termination, plus medical and dental benefits and any pro rata portion of any non-discretionary bonus.

Dr. Martelet has agreed that during the employment period and after the termination of employment, for any reason, Dr. Martelet will not render services of any nature, directly or indirectly, to any competing organization in connection with any competing product within any geographical territory as the company and the competing organization are or would be in actual competition, for a period of 20 months, commencing on the date of termination. Additionally, Dr. Martelet has agreed that he will not, during his employment and for a period of 20 months commencing on the date of termination, directly or indirectly employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the company or any parent, subsidiary or affiliate of the company.

Mr. Rainey’s Employment Arrangement

In conjunction with the changes in management, the company has reached an oral agreement with Mr. Rainey to amend his existing employment agreement with the company, which oral arrangement is subject to execution of a mutually acceptable amendment to the current employment agreement with Mr. Rainey or the execution of a new employment agreement.

The oral arrangement with Mr. Rainey provides that he will continue as Chief Financial Officer of the company through at least May 31, 2008. In addition, (i) he will receive a bonus of $350,000 upon the execution of the final written agreement, (ii) he will have an annual base salary of $275,000 until May 31, 2008, (iii) all outstanding, unvested options held by Mr. Rainey will vest in full immediately, and any additional options granted to him during the employment period will be fully vested on the date of grant, and (iv) all options that are otherwise exercisable on May 31, 2008, will be exercisable after a termination of employment until the earlier of (a) 18 months after the terminate of employment, or (b) the otherwise regularly scheduled expiration date of each option. After May 31, 2008, Mr. Rainey will have the right to terminate his employment, for any reason, and will be entitled to receive a $350,000 annual salary for a period of 12 months after the date of his termination of employment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2007, the Board of Directors of AVAX Technologies, Inc. appointed Dr. Francois R. Martelet Chief Executive Officer and President of AVAX. Dr. Martelet was named a director of the company effective July 20, 2007, and will continue to serve on the Board of Directors.

Dr. Martelet, age, 47, is a senior pharmaceutical executive with over 16 years of international experience, most recently with a focus on oncology. Dr. Martelet’s most recent industry experience was with Merck & Co., where he served as Vice-President and Global Franchise Head, Oncology. Prior to that, Dr. Martelet was the Regional Pharma Head, Central & Eastern Europe, Middle East and Africa for Novartis Pharma, AG. Dr. Martelet has also served in various senior officer positions within various units of Novartis Pharmaceutical, including leading the Oncology Business Units in Asia, Latin America, Central and Eastern Europe, the Middle East and Africa. Prior to joining Novartis, Dr. Martelet served in various oncology-related capacities with Schering-Plough International, Eli Lilly Corporation and F. Hoffman-la Roche, AG. Dr. Martelet brings to the management of AVAX more than 16 years of extensive international experience, gained both at the corporate and operational level, within these leading pharmaceutical companies.

Dr. Martelet received a Doctorate in Medicine with distinction and a Pharmaceutical Marketing Master's Degree in Business from Dijon University, France. He also holds a degree in Legal Medicine from R. Descartes University School of Medicine, Paris.

Dr. Martelet replaces Richard P. Rainey as Chief Executive Officer and President of the company. Mr. Rainey has served as President of the company since December 2002, and was named Chief Executive Officer of the company effective May 24, 2007. Mr. Rainey has agreed to remain as Chief Financial Officer of the company through at least May 31, 2008. Mr. Rainey remains on the company’s Board of Directors.

The compensation of Dr. Martelet is set forth in the description of his employment agreement under Item 1.01, above. The proposed changes in the compensation arrangements with Mr. Rainey are also described above under Item 1.01.

A copy of the press release announcing the management changes is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

99.1	AVAX Technologies, Inc. press release issued December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.

Date: December 6, 2007.
	By:	/s/ John K.A. Prendergast
Name: John K.A. Prendergast Title: Chairman, Board of Directors